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                              REINSURANCE AGREEMENT

                                    BETWEEN

             GLENBROOK LIFE AND ANNUITY COMPANY, NORTHBROOK, ILLINOIS
                            (HEREINAFTER "GLENBROOK")

                                     AND

              ALLSTATE LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                            (HEREINAFTER "ALLSTATE")



                                  ARTICLE I

                            BASIS OF REINSURANCE


1. ALLSTATE will indemnify and GLENBROOK will automatically reinsure with ALLSTATE, according to the terms and conditions hereof, the net liability for applications received and contracts issued subsequent to the Effective Date by GLENBROOK on the contracts listed in Schedule A.

2. The indemnity reinsurance provided hereunder shall be on a modified coinsurance basis. GLENBROOK shall retain, maintain, and own all assets held in relation to the Reserve, as defined in Article II of this Agreement.

3. In no event will reinsurance on an application or a policy under this Agreement be in force unless the corresponding application is pending with GLENBROOK or policy issued by GLENBROOK, or the reinsurance accepted by GLENBROOK, as the case may be, is in force.


                                   ARTICLE II

                             LIABILITY OF ALLSTATE


1. The liability of ALLSTATE with respect to any contract reinsured hereunder will begin simultaneously with that of GLENBROOK. ALLSTATE'S liability with respect to any contract reinsured hereunder will terminate on the date GLENBROOK'S liability on such contract terminates or the date this Agreement is terminated, whichever is earlier. However, termination of this Agreement will not terminate ALLSTATE'S liability for benefit payments incurred prior to the date of termination.

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2.   For the purpose of this Agreement, the term "Reserve" will be the "Total
     Liabilitites" of GLENBROOK'S Variable Annuity Separate Accounts (corresponding to amounts shown on page 3, line 17 of 1992 Separate Accounts Statutory Statements).


                                 ARTICLE III

                             MONTHLY SETTLEMENTS


1. While this Agreement is in effect, GLENBROOK shall pay to ALLSTATE on a daily basis, with respect to eligible policies under this Agreement, a reinsurance premium equal to the sum of Items (a) and (b) below, less the sum of Items (c) and (d) below.

     (a) Gross premiums (direct and reinsurance assumed) collected by GLENBROOK.

     (b) Reserves transferred from the GLENBROOK General Account to a GLENBROOK Separate Account.

     (c)  Gross premiums refunded by GLENBROOK to policyholders.

     (d) Reserves transferred from a GLENBROOK Separate Account to the GLENBROOK General Account.

2. While this Agreement is in effect, ALLSTATE shall pay to GLENBROOK on a daily basis a benefit and expense allowance equal to the sum of Items (a),
     (b), (c) and (d) below.

     (a) Net benefits (as defined in Paragraph 3 of this Article III) paid by GLENBROOK with respect to the contracts reinsured under this Agreement.

     (b) Commissions and other sales compensation incurred by GLENBROOK with respect to the contracts reinsured under this Agreement.

     (c) General insurance expenses incurred by GLENBROOK with respect to the contracts reinsured under this Agreement.

     (d) Insurance taxes, licenses and fees (excluding Federal Income Tax) incurred by GLENBROOK with respect to the contracts reinsured under this Agreement.

3.   Net Benefits are defined as follows:

     (a) For a contract issued directly by GLENBROOK and reinsured under this Agreement, net benefits are the actual amounts payable by GLENBROOK to the

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          contractholder, less any amounts payable to GLENBROOK by another reinsurer with respect to the contract. These payments include death benefits, endowment benefits, annuity benefits, disability benefits, benefits under A & H policies, withdrawals, surrender benefits and payments on supplementary contracts with and without life contingencies.

     (b) For contracts reinsured by GLENBROOK and retroceded under this Agreement, net benefits and commission and expense allowances are the actual amounts payable by GLENBROOK to the ceding company with respect to the contract reinsured by GLENBROOK.


4. Allstate shall pay to GLENBROOK, no less frequently than annually, any taxes incurred by GLENBROOK as a result of Section 848 of the Internal Revenue Code which concerns capitalization of policy acquisition costs.


                                  ARTICLE IV

                          DAILY RESERVE ADJUSTMENTS


While this Agreement is in effect, on a daily basis a reserve adjustment equal to the amount defined below shall be paid.

     Let:

          RC = The Reserve change in GLENBROOK'S Variable Annuity Separate Accounts from the end of the prior accounting period to the end of the current accounting period for the reinsured contracts
                (corresponding to the sum of the amounts on page
                4, lines 10, 11, 12 and 13 of 1992 Separate
                Account Statutory Statements).

          NII = The net investment income in GLENBROOK'S
                Variable Annuity Separate Accounts
                (corresponding to the sum of the amounts on page 4, line 2 of 1992 Separate
                Account Statutory Statements), minus
                interest income on GLENBROOK'S capital
                investment in the Separate Accounts.


     If RC is greater than NII then a reserve adjustment of RC-NII is payable by ALLSTATE to GLENBROOK.

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     If NII is greater than RC, then a reserve adjustment of NII-RC is payable by GLENBROOK to ALLSTATE.


                                   ARTICLE V

                                  OVERSIGHTS


ALLSTATE shall be bound as GLENBROOK is bound, and it is expressly understood and agreed that if failure to reinsure or failure to comply with any terms of this Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either GLENBROOK or ALLSTATE, both GLENBROOK and ALLSTATE shall be restored to the positions they would have occupied had such error or oversight not occurred.


                                 ARTICLE VI

                             INSPECTION OF RECORDS


GLENBROOK and ALLSTATE shall have the right, at any reasonable time, to examine at the office of the other, any books, documents, reports or records which pertain in any way to the contracts reinsured under this Agreement.


                                 ARTICLE VII

                                 INSOLVENCY


1. In the event of the insolvency of GLENBROOK, reinsurance hereunder is payable by ALLSTATE on the basis of its liability hereunder without diminution because of the insolvency of GLENBROOK.

2. Further, in the event of the insolvency of GLENBROOK, the liquidator, receiver or statutory successor of the insolvent GLENBROOK shall give written notice to ALLSTATE of the pendency of any obligation of the insolvent GLENBROOK on any policy reinsured, whereupon ALLSTATE may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to GLENBROOK or its liquidator or statutory successor. The expense thus incurred by ALLSTATE shall be chargeable, subject to court approval, against the insolvent GLENBROOK as part of the expenses of liquidation

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     to the extent of a proportionate share of the benefit which may accrue to
     GLENBROOK solely as a result of the defense undertaken by ALLSTATE.

3. All moneys due GLENBROOK or ALLSTATE under this agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of either party.


                                 ARTICLE VIII

                                  ARBITRATION


Any dispute arising with respect to this Agreement which is not settled by mutual agreement of the parties shall be referred to arbitration. Within twenty
(20) days from receipt of written notice from one party that an arbitrator has been appointed, the other party shall also name an arbitrator. The two arbitrators shall choose a third arbitrator and shall forthwith notify the contracting parties of such choice. Each arbitrator shall be a present or former officer of a life insurance company and should have no present or past affiliation with this Agreement or with either party. The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation, and shall be relieved of all judicial formalities. The decision of the arbitrators shall be final and binding upon the parties hereto. Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration shall take place at the Home Office of GLENBROOK, unless some other location is mutually agreed upon.


                                  ARTICLE IX

                             PARTIES TO AGREEMENT


This Agreement is solely between GLENBROOK and ALLSTATE. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between ALLSTATE and any party in interest under any contract of GLENBROOK reinsured hereunder. GLENBROOK shall be and remain solely liable to any insured, contract owner, or beneficiary under any contract reinsured hereunder.



                                    ARTICLE X

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                              DURATION OF AGREEMENT


This agreement will be effective as of September 1st, 1993, and will be unlimited as to its duration; provided, however, it may be terminated with respect to the reinsurance of new business by either party giving the other party sixty (60) days prior written notice of termination.

                                  ARTICLE XI

                               ENTIRE AGREEMENT


This Agreement constitutes the entire contract between ALLSTATE and GLENBROOK. No variation, modification or changes to this Agreement shall be binding unless in writing and signed by an officer of each party.



IN WITNESS HEREOF, the parties to this Agreement have caused it to be duly executed in duplicate by their respective officers on the dates shown below.

GLENBROOK LIFE AND ANNUITY COMPANY of Northbrook, Illinois


By __________________________________________

Title _______________________________________

Date ________________________________________


ALLSTATE LIFE INSURANCE COMPANY of Northbrook, Illinois

By __________________________________________

Title _______________________________________

Date ________________________________________


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                                    SCHEDULE A

                         CONTRACTS SUBJECT TO REINSURANCE



Any annuity contract whose reserve is invested, in whole or in part, in any account designated as a GLENBROOK Separate Account shall be reinsured under this Agreement; provided, however, that the portion of any such contract which is not so invested is not covered under this Agreement.







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                              AMENDMENT # 1 TO THE

                              REINSURANCE AGREEMENT

                                    BETWEEN

            GLENBROOK LIFE AND ANNUITY COMPANY, NORTHBROOK, ILLINOIS
                            (HEREINAFTER "GLENBROOK")

                                       AND
              ALLSTATE LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                            (HEREINAFTER "ALLSTATE")




WHEREAS, Glenbrook and Allstate entered into a Coinsurance Agreement (hereinafter "Agreement") having an effective date of June 5, 1992; and,

WHEREAS, the California Insurance Department has determined that various changes to the Agreement are required under California insurance law; and,

WHEREAS, Glenbrook and Allstate desire to amend the Agreement with respect to coverage issued to California residents to meet the California requirements;

NOW THEREFORE, the Agreement is hereby amended with respect to California residents, as follows;


     1.) Article VIII, "INSOLVENCY", is hereby amended by deleting said Article in its entirety, and replacing it with the following new Article VIII.

                                  ARTICLE VIII

                                   INSOLVENCY

     1. The portion of any risk or obligation assumed by Allstate, when such portion is ascertained, shall be payable on demand of Glenbrook at the same time as Glenbrook shall pay its net retained portion of such risk or obligation, and the reinsurance shall be payable by Allstate on the basis of the liability of Glenbrook under the contract or contracts reinsured under this Agreement without diminution because of the insolvency of Glenbrook. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of Glenbrook, such portion shall be payable to such conservator, liquidator or statutory successor immediately upon demand, on the basis of claims allowed against

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          Glenbrook by any court of competent jurisdiction or, by any conservator, liquidator, or statutory successor of Glenbrook having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. Payments by Allstate as above set forth shall be made directly to Glenbrook or its conservator, liquidator or statutory successor.

     2. Further, in the event of the insolvency of Glenbrook, the liquidator, receiver or statutory successor of the insolvent Glenbrook shall give written notice to Allstate of the pendency of an obligation of the insolvent Glenbrook on any policy reinsured, whereupon Allstate may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to Glenbrook or its liquidator or statutory successor. The expense thus incurred by Allstate shall be chargeable, subject to court approval, against the insolvent Glenbrook as part of the expenses of liquidation to the extent of a proportionate share of the benefit which may accrue to Glenbrook solely as a result of the defense undertaken by Allstate


     2.) Article IX, ARBITRATION, shall be amended to include the following language at the end of that article:

          The decision of the Arbitrators shall be handed down within 45 days of the date on which the arbitration is concluded.


     3.) The second paragraph of Article X, PARTIES TO THE AGREEMENT, shall be deleted in its entirety and shall be replaced with the following language:

          This Agreement shall be effective as of June 5, 1992, and will be unlimited as to its duration; provided, however, it may be terminated with respect to the reinsurance of new business by either party giving the other party ninety (90) days prior written notice of termination to the other party.


     4.)  In addition, a new Article XII is added to the Agreement, as follows:

                                   ARTICLE XII

                                     OFFSET

     All monies due Glenbrook or Allstate under this Agreement shall be offset against each other dollar for dollar.

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     5.)  Finally, a new Article XIII is added to the Agreement, as follows:

                                  ARTICLE XIII

                                ENTIRE AGREEMENT

     This Agreement constitutes the entire contract between ALLSTATE and GLENBROOK. No variation, modification or changes to this Agreement shall binding unless in writing and signed by an officer of each party.


This Amendment shall be effective on ___________, 1995. Except as amended hereby, the Agreement shall remain unchanged.

IN WITNESS HEREOF, the parties to the Agreement have caused this Amendment to be duly executed in duplicate by their respective officers on the dates shown below.


GLENBROOK LIFE AND ANNUITY COMPANY      ALLSTATE LIFE INSURANCE
                                        COMPANY

By:    ________________________         By:   _______________________

Title: ________________________         Title: _______________________

Date:  ________________________         Date:  _______________________

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                              AMENDMENT # 2 TO THE

                              REINSURANCE AGREEMENT

                                    BETWEEN

            GLENBROOK LIFE AND ANNUITY COMPANY, NORTHBROOK, ILLINOIS
                            (HEREINAFTER "GLENBROOK")

                                       AND
              ALLSTATE LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                            (HEREINAFTER "ALLSTATE")




IT IS HEREBY AGREED, that the Coinsurance Agreement effective June 5, 1992 between GLENBROOK and ALLSTATE (hereafter "Agreement"), is amended as follows;


     1.) Schedule A, COVERAGES ELIGIBLE FOR REINSURANCE HEREUNDER, is hereby amended by deleting said schedule in its entirety and replacing it with the following Schedule A:

                                   SCHEDULE A

                  COVERAGES ELIGIBLE FOR REINSURANCE HEREUNDER


     1. All reinsurance accepted by GLENBROOK on or after the Effective Date of this Agreement.

     2. Coverages eligible for reinsurance shall be limited to any policy whose reserve is invested, in whole or in part, in the GLENBROOK General Account, except for those policies described in paragraph 3, below; provided, however, that the portion of any such policy which is not so invested is not so covered under this Agreement.

     3. Policies which are registered with the Securities and Exchange Commission and which are sold to a pension plan as the term "pension plan" is defined under the Employee Retirement Income Security Act of 1974, including, but not limited to, pension plans qualified under 401(a), 401(k), and 403(b) of the Internal Revenue Code, shall not be considered coverages eligible for reinsurance under this Agreement.

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     2.)  This Amendment shall be effective September 1, 1995.

Except as amended hereby, the Agreement shall remain unchanged.

IN WITNESS HEREOF, the parties to the Agreement have caused this Amendment to be duly executed in duplicate by their respective officers on the dates shown below.


GLENBROOK LIFE AND ANNUITY COMPANY      ALLSTATE LIFE INSURANCE
                                        COMPANY

By:     ________________________        By:     _______________________

Title:  ________________________        Title:  _______________________

Date:   ________________________        Date:   _______________________